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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Proxy Statement/Prospectus/Notification of Merger constituting part of this Registration Statement on Form S-4 of Talk Visual Corporation of our report dated April 27, 1999 relating to the financial statements of Videocall International Corporation which appear in such Proxy Statement/Prospectus/Notification of Merger. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus/ Notification of Merger.


                                          MAYER RISPLER & COMPANY, P.C.



Brooklyn, New York
May 27, 1999